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[LOGO]
                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S..)
                   Retirement Products & Services
                   P.O. Box [#],  Boston, MA [Zip Code]        [PRODUCT NAME]

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A.  PURCHASE PAYMENT INTEREST OPTION ELECTION
    Indicate the rate at which interest should be credited to your account by choosing either Option A or Option B, below. If no election is made, the Purchase Payment Interest crediting method will default to Option A. ONCE ELECTED THIS OPTION MAY NOT BE CHANGED.
    Select One  / /   Option A - 2%/Five Year Anniversary Interest Option
                / /   Option B - 3% , 4% , 5% Interest Option

* IF A TRUST IS DESIGNATED AS AN OWNER/PARTICIPANT, A VERIFICATION OF TRUST FORM OR TRUST DOCUMENTS MUST ACCOMPANY THIS APPLICATION.

B.  OWNER(S)/PARTICIPANT(S)  INFORMATION
    Name    ________________________________________
    Address ________________________________________
    City    ________________________________________ State ______ Zip _____
    Date of Birth  __/__/____ Social Security Number ___/__/___ Gender / /M / /F

C.  ANNUITANT INFORMATION   / / Same as      CO-ANNUITANT INFORMATION (OPTIONAL)
    Owner(s)/Participant(s), or Name;
    Name __________________________________  Name ______________________________
    Date of Birth ___/___/____               Date of Birth ___/___/____
    Social Security Number __/__/____        Social Security Number __/__/____
    Gender / /M / /F                                          Gender     / / M  / / F

D.  PLAN SELECTION
    / / Non Qualified        / / CRT (A CRT waiver form MUST accompany this
                                  application)
    / / IRA Transfer         / / IRA Rollover      / / Roth IRA
    / / 403(b)               / / 403(b) Partial Transfer (BY CHECKING THIS BOX, OWNER/PARTICIPANT CERTIFIES THAT THE FUNDS
        Rollover/Transfer        TRANSFERRED CONTINUE TO BE SUBJECT TO THE SAME OR MORE STRINGENT DISTRIBUTION
                                 RESTRICTIONS AS PRIOR TO THE TRANSFER.)
                                 -------------------------------------------
    / / Qualified Plan TYPE      ___________________________________________
        Owner/Trustee(if applicable) _______________________________________

E.  BENEFICIARY INFORMATION
                                    Name        Social Security Number Date of Birth  Relationship to
                                                                                      Owner/Participant
    /X/ Primary                 _______________       ___-__-____        /  /
    / / Primary  / / Contingent _______________       ___-__-____        /  /
    / / Primary  / / Contingent _______________       ___-__-____      __/__/___________________________
    / / Please check here if you are attaching additional beneficiary information
    Beneficiary designations must be consistent with your applicable retirement plan. For Non-Qualified Contracts, the Contract/Certificate may be continued after the death of an Owner/Participant if the
    Owner/Participant's spouse is the Beneficiary; otherwise the death benefit must be distributed. Unless otherwise specified, the death benefit will be divided equally among all Primary Beneficiaries who survive the Owner/Participant. If no Primary Beneficiary survives the
    Owner/Participant, the death benefit will be divided equally among any contingent Beneficiaries who survive the Owner/Participant.

F.  OPTIONAL DEATH BENEFIT RIDERS (SUBJECT TO STATE AVAILABILITY AND AGE RESTRICTIONS)
    Optional Death Benefits may ONLY be chosen at time of application.
    Optional Death Benefits are offered as an enhancement to the basic Death
    Benefit described in the prospectus. IF AN OPTIONAL RIDER IS NOT
    ELECTED, THE BASIC DEATH BENEFIT WILL BE PAID TO THE BENEFICIARY UPON
    THE DEATH OF AN OWNER/PARTICIPANT. Optional Death Benefits cannot be chosen if an Owner/Participant is age 80 or older at the time of application. ONCE ELECTED THIS OPTION MAY NOT BE CHANGED.
                          Choose option(s) from EITHER Package I or Package II
     PACKAGE I: select any one, any two or all three   PACKAGE II: select ONLY one
                                                                          ----
         / /  Maximum Anniversary Value Benefit             / / Earnings  Enhancement Benefit (EEB) Plus
         / /  Earnings Enhancement Benefit (EEB)            / / Earnings  Enhancement Benefit (EEB) Plus MAV
         / /  5% Premium Interest Rollup Benefit            / / Earnings  Enhancement Benefit (EEB) Plus 5%
                                                            (THESE OPTIONAL DEATH BENEFITS MAY NOT BE COMBINED
                                                            WITH ANY OTHER OPTIONAL DEATH BENEFIT.)

G. SPECIAL INSTRUCTIONS (Transfer Company Information, Additional Beneficiaries, Annuity Commencement Date, Annuity Option Election Etc.)

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H.  REPLACEMENT CONTRACT

    Will this Contract/Certificate replace or change any
    existing life insurance or annuity in this or any other company?  / / Yes / / No

    If yes, explain in Section G, SPECIAL INSTRUCTIONS, and request replacement information from your registered representative.


   FA-APP-REV-1-01                                               PLEASE COMPLETE REVERSE SIDE

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I.  PURCHASE PAYMENT ALLOCATION
    Please indicate how you would like your purchase payment allocated, using whole percentages. Your allocation must total 100%. This allocation will be used for future investments unless otherwise specified. Make check payable to Sun Life of Canada (U.S.).
    Initial Purchase Payment:  $__________________  Minimum initial payment:$10,000.

    Please estimate dollar amounts for 1035 exchanges, transfers, rollovers etc..
    [SUB ACCOUNTS]
    [____%_
     ______
     ______
     ______
     ______
     ______
     ____%_]
                              APPLY 60-DAY RATE HOLD     / /  YES / /  NO
                              ESTIMATED DOLLAR AMOUNT  $ _________________________
                              Note: A Rate Hold is irrevocable and is only available for
                              1035 exchanges and direct trustee-to-trustee transfers.

J.  ACCEPTANCE
    I hereby represent that my answers to the questions on this Application are correct and true to the best of my knowledge and belief. ALL
    PAYMENTS AND VALUES PROVIDED BY THE CONTRACT/CERTIFICATE WHEN BASED ON
    THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND NOT
    GUARANTEED AS TO DOLLAR AMOUNT. PAYMENTS AND VALUES BASED ON THE FIXED
    ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION
    OF WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS OF THE AMOUNTS
    PAYABLE. I have read the applicable fraud warning for my state listed below. I acknowledge receipt of current product and prospectus information.
    Participant/Owner Signature(s)  ________________________  Date ______  Signed at: (City & State) ____________________


K.  FOR REGISTERED REPRESENTATIVE ONLY
    Will this Certificate/Contract replace or change any
    existing life insurance or annuity in this or any other company?      / / Yes / / No
    If yes, explain in section F, SPECIAL INSTRUCTIONS, and complete replacement forms if applicable.
    Registered Representative Signature ______________________  Registered Representative's Name (print) ________________
    Broker/Dealer ____________________________________________  Branch Office Address ___________________________________
    Telephone                                                   City                     State             Zip
    Number        ____________________________________________       __________________        ___________     __________
      / / Option A   / / Option B   / / Option C                Broker Dealer Account # _________________________________

    FRAUD WARNING
    For applicants in ARKANSAS, KENTUCKY, MAINE, NEW MEXICO, OHIO AND PENNSYLVANIA:  Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties
    For applicants in the DISTRICT OF COLUMBIA: "WARNING: It is a crime to provide false or misleading information to an insurer for purpose of defrauding the insurer or any other person.  Penalties include imprisonment and/or fines.  In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant."
    For applicants in NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
    For applicants in COLORADO: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory
    Agencies.
    For Applicants in FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.
    AGENT'S FLORIDA LICENSE ID NUMBER _________________________
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